Exhibit 99.1

Camping World Holdings, Inc. Reports First Quarter Results

LINCOLNSHIRE, IL--(BUSINESS WIRE)--May 8, 2018--Camping World Holdings, Inc. (NYSE:CWH) (“Camping World,” “CWH,” “Company,” “we,” “us” or “our”) today reported results for the first quarter ended March 31, 2018.

First Quarter Highlights:

  Total revenue increased 20.4% to a first quarter record of $1.1 billion;
  Total number of recreational vehicles sold increased 21.0% to a first quarter record of 24,547 units;
  Total same store sales increased 3.9% to a first quarter record of $838.6 million;
  Finance & insurance revenue as a percentage of total vehicle revenue increased 205 basis points to an all-time high of 12.2%;
  Gross profit increased 21.0% to a first quarter record of $304.8 million and gross margin increased 13 basis points to a first quarter record of 28.7%;
  Income from operations, net income and diluted earnings per share decreased to $49.8 million, $17.3 million, and $0.08, respectively, and reflected $19.7 million of pre-opening expenses related to the Gander Outdoors store openings;
  Adjusted Pro Forma Net Income(1) increased 16.5% to $36.9 million, and Adjusted Pro Forma Earnings per Fully Exchanged and Diluted Share(1) increased 9.7% to $0.41 and Adjusted EBITDA(1) decreased 0.1% to $71.8 million.
_______________
(1) Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Fully Exchanged and Diluted Share, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. For reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.

Marcus A. Lemonis, Chairman and Chief Executive Officer, stated, “We had a very strong first quarter and are pleased with the continued performance of our business. For the quarter, total revenue increased 20.4% to a first quarter record $1.1 billion, total gross profit increased 21.0% to a first quarter record $304.8 million, Adjusted Pro Forma Net Income increased 16.5% to $36.9 million and Adjusted EBITDA of $71.8 million was right in line with our expectation. While the unseasonably cold weather throughout a good portion of the country has likely impacted the early part of the peak selling season, we believe the backdrop across the RV industry remains strong and we continue to plan our business around a mid-single digit increase in same store sales in 2018.”

Mr. Lemonis continued, “We remain committed to profitable growth and have not seen any changes in the overall acquisition environment. In the first quarter, we announced five new acquisitions with six locations across five different states and plans to open eight new Supercenters late this year and early next year that we anticipate will begin to combine all of our brands in one location and serve a broad range of RV, outdoor and active lifestyle customers.”

Presentation

This press release presents historical results, for the periods presented, of the Company and its subsidiaries, that are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company has a minority economic interest in CWGS, LLC. As of March 31, 2018, the Company owned 41.7% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results from the first quarter of 2018 to the first quarter of 2017.

First Quarter Review

Units and Average Selling Prices

The total number of recreational vehicle units sold increased 21.0% to 24,547 units from 20,279 units and the average selling price of a unit sold decreased 4.3% to $30,619 from $32,010 in the first quarter of 2017. New vehicle units sold increased 18.4% to 16,296 units and the average selling price of a new vehicle decreased 2.8% to $35,561. Used vehicle units sold increased 26.6% to 8,251 units and the average selling price of a used vehicle decreased 6.8% to $20,857 per unit.

Revenue

Total revenue increased 20.4% to $1.1 billion in the first quarter of 2018 from $881.6 million in the first quarter of 2017. Consumer Services and Plans revenue increased 7.1% to $53.8 million and Retail revenue increased 21.2% to $1.0 billion. In the Retail segment, new vehicle revenue increased 15.1% to $579.5 million, used vehicle revenue increased 18.0% to $172.1 million, parts, services and other revenue increased 41.4% to $164.3 million and finance and insurance revenue increased 39.1% to $91.8 million. Included in the parts, services and other revenue was $39.3 million in sales from the outdoor and active sports retail businesses, including Gander Outdoors, Overton’s, TheHouse.com, Uncle Dan’s, W82 and Erehwon Mountain Outfitters. Finance and insurance net revenue as a percentage of total new and used vehicle revenue increased 205 basis points to 12.2% for the first quarter of 2018 from 10.2% in the first quarter of 2017.

Same store sales for the base of 120 retail locations that were open on March 31, 2018 and January 1, 2017 increased 3.9% to $838.6 million for the quarter ended March 31, 2018. The increase in same store sales was primarily driven by a 22.0% increase in finance and insurance same store sales, a 1.6% increase in new vehicle same store sales, a 5.4% increase in used vehicle same store sales, and a 1.0% increase in parts, services and other same store sales.

The Company operated a total of 141 Camping World retail locations, one Overton’s location, two TheHouse.com locations, 28 Gander Outdoors locations, two W82 locations, five Uncle Dan’s locations, and four Erehwon Mountain Outfitter locations as of March 31, 2018, compared to 126 Camping World retail locations at March 31, 2017.

Gross Profit

Total gross profit increased 21.0% to $304.8 million, or 28.7% of total revenue in the first quarter of 2018, from $251.9 million, or 28.6% of total revenue, in the first quarter of 2017. On a segment basis, Consumer Services and Plans gross profit increased 6.8% to $31.1 million, or 57.8% of segment revenue in the first quarter of 2018, from $29.1 million, or 57.9% of segment revenue in the first quarter of 2017. Retail gross profit increased 22.8% to $273.7 million, or 27.2% of segment revenue in the first quarter of 2018, from $222.8 million, or 26.8% of segment revenue, in the first quarter of 2017. The increase in Retail gross margin was driven by an increase in the finance and insurance net revenue as a percentage of total new and used vehicle revenue to 12.2% in the first quarter of 2018 from 10.2% in the first quarter of 2017.

Operating Expenses

Operating expenses increased 40.1% to $255.0 million in the first quarter of 2018 from $182.0 million in the first quarter of 2017. Selling, general and administrative (“SG&A”) expenses increased 39.7% to $245.1 million in the first quarter of 2018 from $175.5 million in the first quarter of 2017. The increase in SG&A expenses was primarily driven by the additional expenses associated with the 21 additional RV retail locations, 28 Gander Outdoors locations which included $19.7 million of pre-opening costs associated with the store openings, one Overton’s location, two TheHouse.com locations, two W82 locations, five Uncle Dan’s locations and four Erehwon Mountain Outfitter locations operated during the first quarter of 2018. As a percentage of total gross profit, SG&A expenses increased 1,077 basis points to 80.4% in the first quarter of 2018 from 69.7% in the first quarter of 2017. Depreciation and amortization expense increased 37.2% to $9.4 million primarily due to the addition of acquired and greenfield locations, and the acquired businesses.

Floor Plan Interest & Other Interest Expenses

Floor plan interest expense increased to $10.7 million in the first quarter of 2018 from $5.3 million in the first quarter of 2017. The increase was primarily attributable to higher inventory from new dealership locations and existing locations expecting higher unit sales, as well as a 100 basis point increase in the average floor plan borrowing rate. Other interest expense increased to $12.8 million in the first quarter of 2018 from $9.4 million in the first quarter of 2017. The increase was primarily attributable to an increase in average debt outstanding partially offset by an 8 basis point decrease in the average interest rate.

Net Income, Net Income Margin, Adjusted Pro Forma Net Income(1), Diluted Earnings Per Share, and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share(1)

Net income, net income margin and diluted earnings per share were $17.3 million, 1.6%, and $0.08, respectively, for the quarter ended March 31, 2018. Net income, net income margin and diluted earnings per share were $49.6 million, 5.6% and $0.38, respectively, for the quarter ended March 31, 2017.

Adjusted Pro Forma Net Income(1) increased 16.5% to $36.9 million in the first quarter of 2018 from $31.7 million in the first quarter of 2017. Adjusted Pro Forma Earnings per Fully Exchanged and Diluted Share(1) increased 9.7% to $0.41 in the first quarter of 2018 from $0.38 in the first quarter of 2017.

Adjusted EBITDA and Adjusted EBITDA Margin(1)

Adjusted EBITDA(1) decreased 0.1% to $71.8 million and Adjusted EBITDA Margin(1) decreased 139 basis points to 6.8% from 8.2% for the first quarter of 2018 versus the first quarter of 2017.

Select Balance Sheet and Cash Flow Items

The Company's working capital and cash and cash equivalents on March 31, 2018 were $680.9 million and $331.3 million, respectively, compared to $478.7 million and $224.2 million, respectively, at December 31, 2017. At the end of the first quarter 2018, the Company had $2.8 million of letters of credit outstanding under its $35.0 million revolving credit facility, and $1.2 billion of term loan principal outstanding under its Senior Secured Credit Facilities. In addition, the Company had $9.4 million of letters of credit outstanding within the Floor Plan Facility, borrowings of $24.4 million under its revolving line of credit and $939.8 million of floor plan notes payable outstanding under its floor plan financing facility. Inventory at the end of the first quarter of 2018 increased 11.2% to $1.6 billion compared to $1.4 billion at December 31, 2017.

Earnings Conference Call, Webcast, and Facebook Live Access Information

A conference call to discuss the Company’s first quarter fiscal 2018 financial results is scheduled for today, May 8, 2018, at 8:00 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 289-0438 or (323) 794-2423 and using conference ID # 2677874. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website until August 8, 2018. In addition, a live stream of the Company’s first quarter conference call will be broadcast by Marcus Lemonis using Mr. Lemonis’ Facebook account and the Facebook Live feature. Mr. Lemonis also uses his Facebook account as a means for personal communications and observations.

About Camping World Holdings, Inc.

Camping World Holdings, headquartered in Lincolnshire, Illinois, is the leading outdoor and camping retailer, offering an extensive assortment of recreational vehicles for sale, RV and camping gear, RV maintenance and repair, other outdoor and active sports products, and the industry’s broadest and deepest range of services, protection plans, products and resources. Since the Company's founding in 1966, Camping World has grown to become one of the most well-known destinations for everything RV, with 141 Camping World retail locations in 36 states and a comprehensive e-commerce platform. Coupled with an unsurpassed portfolio of industry-leading brands including Camping World, Good Sam, Gander Outdoors, Overton’s, TheHouse.com, Uncle Dan’s, Erehwon Mountain Outfitters, and W82, Camping World Holdings has become synonymous with outdoor experiences.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, market trends and consumer behavior patterns, and new retail location openings. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: potential impact of the recently identified material weaknesses in our internal control over financial reporting; the availability of financing to us and our customers; fuel shortages, or high prices for fuel; the well-being, as well as the continued popularity and reputation for quality, of our manufacturers; general economic conditions in our markets and ongoing economic and financial uncertainties; our ability to attract and retain customers; competition in the market for services, protection plans, products and resources targeting the RV lifestyle or RV enthusiast; our expansion into new, unfamiliar markets, businesses, or product lines or categories, as well as delays in opening or acquiring new retail locations; unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions; our failure to maintain the strength and value of our brands; our ability to successfully order and manage our inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends; fluctuations in our same store sales and whether they will be a meaningful indicator of future performance; the cyclical and seasonal nature of our business; our ability to operate and expand our business and to respond to changing business and economic conditions, which depends on the availability of adequate capital; the restrictive covenants imposed by our senior secured credit facilities and our floorplan financial facility; our reliance on seven fulfillment and distribution centers for our retail, e-commerce and catalog businesses; natural disasters, whether or not caused by climate change, unusual weather condition, epidemic outbreaks, terrorist acts and political events; our dependence on our relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations; whether third party lending institutions and insurance companies will continue to provide financing for RV purchases; our inability to retain senior executives and attract and retain other qualified employees; our ability to meet our labor needs; risks associated with leasing substantial amounts of space, including our inability to maintain the leases for our retail locations or locate alternative sites for our stores in our target markets and on terms that are acceptable to us; our business being subject to numerous federal, state and local regulations; regulations applicable to the sale of extended service contracts; our dealerships’ susceptibility to termination, non-renewal or renegotiation of dealer agreements if state dealer laws are repealed or weakened; our failure to comply with certain environmental regulations; climate change legislation or regulations restricting emission of “greenhouse gases;” a failure in our e-commerce operations, security breaches and cybersecurity risks; our inability to enforce our intellectual property rights and accusations of our infringement on the intellectual property rights of third parties; our inability to maintain or upgrade our information technology systems or our inability to convert to alternate systems in an efficient and timely manner; disruptions to our information technology systems or breaches of our network security; feasibility, delays, and difficulties in opening of Gander Outdoors retail locations; realization of anticipated benefits and cost savings related to recent acquisitions; potential litigation relating to products we sell as a result of recent acquisitions, including firearms and ammunition; Marcus A. Lemonis, through his beneficial ownership of our shares directly or indirectly held by ML Acquisition Company, LLC and ML RV Group, LLC, has substantial control over us and may approve or disapprove substantially all transactions and other matters requiring approval by our stockholders, including, but not limited to, the election of directors; the exemptions from certain corporate governance requirements that we will qualify for, and intend to rely on, due to the fact that we are a “controlled company” within the meaning of the New York Stock Exchange, or NYSE, listing requirements; and whether we are able to realize any tax benefits that may arise from our organizational structure and any redemptions or exchanges of CWGS, LLC common units for cash or stock.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Results of Operations

Camping World Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
($ in Thousands Except Share and Per Share Amounts)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$331,301	$224,163
Contracts in transit	97,778	46,227
Accounts receivable, net	84,328	79,881
Inventories, net	1,574,059	1,415,915
Prepaid expenses and other assets	34,668	32,721
Total current assets	2,122,134	1,798,907

Property and equipment, net	281,712	198,022
Deferred tax asset, net	154,553	155,551
Intangibles assets, net	37,707	38,707
Goodwill	353,958	348,387
Other assets	24,450	21,903
Total assets	$2,974,514	$2,561,477

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$246,215	$125,616
Accrued liabilities	134,437	101,929
Deferred revenues and gains	73,440	77,669
Current portion of capital lease obligation	608	844
Current portion of Tax Receivable Agreement liability	8,093	8,093
Current portion of long-term debt	11,991	9,465
Notes payable – floor plan, net	939,759	974,043
Other current liabilities	26,717	22,510
Total current liabilities	1,441,260	1,320,169

Capital lease obligations, net of current portion	9	23
Right to use liability	10,155	10,193
Tax Receivable Agreement liability, net of current portion	131,451	129,596
Revolving line of credit	24,403	–
Long-term debt, net of current portion	1,153,497	907,437
Deferred revenues and gains	65,530	64,061
Other long-term liabilities	58,232	39,161
Total liabilities	2,884,537	2,470,640

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of March 31, 2018 and December 31, 2017	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 36,939,436 issued and 36,930,269 outstanding as of March 31, 2018 and 36,758,233 issued and 36,749,072,outstanding as of December 31, 2017	369	367
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued; and 50,706,629 outstanding as of March 31, 2018 and 50,836,629 outstanding as of December 31, 2017	5	5
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of March 31, 2018 and December 31, 2017	–	–
Additional paid-in capital	52,110	49,941
Retained earnings	5,025	6,192
Total stockholders' equity attributable to Camping World Holdings, Inc.	57,509	56,505
Non-controlling interests	32,468	34,332
Total stockholders' equity	89,977	90,837

Total liabilities and stockholders' equity	$2,974,514	$2,561,477

Camping World Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In Thousands Except Per Share Amounts)

	Three Months Ended March 31,
	2018	2017
	(unaudited)	(unaudited)
Revenue:
Consumer services and plans	$53,808	$50,246
Retail
New vehicles	579,510	503,304
Used Vehicles	172,091	145,819
Parts, services and other	164,308	116,223
Finance and insurance, net	91,849	66,043
Subtotal	1,007,758	831,389

Total revenue	1,061,566	881,635

Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Consumer services and plans	22,725	21,147
Retail
New vehicles	503,884	435,062
Used Vehicles	134,293	111,902
Parts, services and other	95,888	61,595
Subtotal	734,065	608,559

Total costs applicable to revenue	756,790	629,706

Gross profit:
Consumer services and plans	31,083	29,099
Retail
New vehicles	75,626	68,242
Used Vehicles	37,798	33,917
Parts, services and other	68,420	54,628
Finance and insurance, net	91,849	66,043
Subtotal	273,693	222,830

Total gross profit	304,776	251,929

Operating expenses:
Selling, general, and administrative	245,114	175,490
Debt restructure expense	424	–
Depreciation and amortization	9,400	6,853
Loss (gain) on sale of assets	85	(318)
Total operating expenses	255,023	182,025

Income from operations	49,753	69,904

Other income (expense):
Floor plan interest expense	(10,743)	(5,302)
Other interest expense, net	(12,839)	(9,404)
Loss on debt restructure	(1,676)	–
Tax Receivable Agreement liability adjustment	–	17
	(25,258)	(14,689)

Income before income taxes	24,495	55,215
Income tax expense	(7,219)	(5,592)
Net income	17,276	49,623
Less: net income attributable to non-controlling interests	(14,095)	(42,101)
Net income attributable to Camping World Holdings, Inc.	$3,181	$7,522

Earnings per share of Class A common stock:
Basic	$0.09	$0.40
Diluted	$0.08	$0.38
Weighted average shares of Class A common stock outstanding:
Basic	36,816	$18,946
Diluted	88,646	$83,772

Earnings Per Share

	Three Months Ended March 31,
(In thousands except per share amounts)	2018	2017
Numerator:
Net income	$17,276	$49,623
Less: net income attributable to non-controlling interests	(14,095)	(42,101)
Net income attributable to Camping World Holdings, Inc. — basic	3,181	7,522
Add: reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	4,352	23,963
Net income attributable to Camping World Holdings, Inc. — diluted	$7,533	$31,485
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	34,816	18,766
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	51,830	64,836
Weighted-average shares of Class A common stock outstanding — diluted	86,646	83,602

Earnings per share of Class A common stock — basic	$0.09	$0.40
Earnings per share of Class A common stock — diluted	$0.08	$0.38

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Fully Exchanged and Diluted Share (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision-making. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these non-GAAP measures. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense (excluding floor plan interest expense), provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, Gander Outdoors pre-opening costs, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measure, which are net income, net income and net income margin, respectively:

	Three Months Ended
	March 31,
($ in thousands)	2018	2017

Net income	$17,276	$49,623
Other interest expense, net	12,839	9,404
Depreciation and amortization	9,400	6,853
Income tax expense	7,219	5,592
EBITDA	46,734	71,472

Loss and expense on debt restructure (a)	2,100	–
Loss (gain) on sale of assets (b)	85	(318)
Equity-based compensation (c)	3,218	719
Tax Receivable Agreement liability adjustment (d)	–	(17)
Gander Outdoors pre-opening costs (e)	19,651	–
Adjusted EBITDA	$71,788	$71,856

	Three Months Ended
	March 31,
(as percentage of total revenue)	2018	2017

EBITDA margin:
Net income margin	1.6%	5.6%
Other interest expense, net	1.2%	1.1%
Depreciation and amortization	0.9%	0.8%
Income tax expense	0.7%	0.6%
Subtotal EBITDA margin	4.4%	8.1%

Loss and expense on debt restructure (a)	0.2%	–
Loss (gain) on sale of assets (b)	0.0%	(0.0%)
Equity-based compensation (c)	0.3%	0.1%
Tax Receivable Agreement liability adjustment (d)	–	(0.0%)
Gander Outdoors pre-opening costs (e)	1.9%	–
Adjusted EBITDA margin	6.8%	8.2%
_______________
(a)	Represents the loss and expense incurred on debt restructure and financing expense incurred from the Third Amendment to the Credit Agreement in 2018.
(b)	Represents an adjustment to eliminate the losses and gains on sales of various assets.
(c)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(d)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(e)	Represents pre-opening store costs associated with opening Gander Outdoors retail stores.

Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share

We define “Adjusted Pro Forma Net Income” as net income attributable to CWH adjusted for the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of CWH and further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, Gander Outdoors pre-opening costs, other unusual or one-time items, and the income tax expense effect of these adjustments. We define “Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share” as Adjusted Pro Forma Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of CWH and the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc. and weighted-average shares of Class A common stock outstanding — diluted:

	Three Months Ended March 31,
(In thousands except per share amounts)	2018	2017
Numerator:
Net income attributable to Camping World Holdings, Inc.	$3,181	$7,522
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units in CWGS, LLC (a)	14,095	42,101
Loss and expense on debt restructure (b)	2,100	—
Loss (gain) on sale of assets (c)	85	(318)
Equity-based compensation (d)	3,218	719
Tax Receivable Agreement liability adjustment (e)	—	(17)
Gander Outdoor pre-opening costs (f)	19,651	—
Income tax expense (g)	(5,389)	(18,292)
Adjusted pro forma net income	$36,941	$31,715
Denominator:
Weighted-average Class A common shares outstanding - diluted	88,646	83,772
Adjustments:
Dilutive options to purchase Class A common stock	315	146
Dilutive restricted stock units	189	58
Adjusted pro forma fully exchanged weighted average Class A common shares outstanding - diluted	89,150	83,976
Adjusted pro forma earnings per fully exchanged and diluted share	$0.41	$0.38
_______________
(a)	Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC in periods where income was attributable to non-controlling interests.
(b)	Represents the loss and expense incurred on debt restructure and financing expense incurred from the Third Amendment to the Credit Agreement in 2018.
(c)	Represents an adjustment to eliminate the losses and gains on sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(e)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(f)	Represents pre-opening store costs associated with the Gander Outdoors store openings.
(g)	Represents the income tax expense effect of the above adjustments. This assumption uses an effective tax rate of 25.3% and 38.5% for the adjustments for 2018 and 2017, respectively.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP financial measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited condensed consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP financial measures only supplementally. As noted in the tables above, certain of the Non-GAAP financial measures include adjustments for reallocation of net income attributable to non-controlling interests, loss and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, Gander Outdoors pre-opening costs, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day to day operations.

CONTACT:
ICR
Investor Relations:
John Rouleau / Rachel Schacter, 203-682-8200
John.Rouleau@ICRinc.com / Rachel.Schacter@ICRinc.com
or
Media:
Jessica Liddell, 203-682-8208
Jessica.Liddell@ICRinc.com